SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                              [X]
Filed by party other than the Registrant             [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         ------------------------------

                               ANGEION CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               ANGEION CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

                         ------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
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      1     Title of each class of securities to which transaction applies:

      2     Aggregate number of securities to which transaction applies:

      3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4     Proposed maximum aggregate value of transaction:

      5     Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1     Amount Previously Paid:

      2     Form, Schedule or Registration Statement No.:

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


                                                     PRELIMINARY PROXY STATEMENT


                               ANGEION CORPORATION

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                February 20, 1998

         A Special Meeting of the Shareholders of Angeion Corporation, a Minnesota corporation (the "Company"), will be held at the Company's new facility located at 7601 Northland Drive, Brooklyn Park, MN 55428, beginning at 10:00 a.m. on Tuesday, March 17, 1998, for the following purposes:

         1. To consider and act upon a proposal to increase the number of authorized shares of common stock of the Company from 50,000,000 to 75,000,000; and

         2. To transact such other business as may properly come before the meeting.

         The record date for determination of the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on January 30, 1998.

         Whether or not you expect to attend the Special Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                    By Order of the Board of Directors

                                    /s/ David L. Christofferson

                                    David L. Christofferson
                                    Secretary

February 20, 1998
Minneapolis, Minnesota

                               ANGEION CORPORATION
                              7601 NORTHLAND DRIVE
                          MINNEAPOLIS, MINNESOTA 55428

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS

                                February 20, 1998


                                  INTRODUCTION

         The Special Meeting of Shareholders of Angeion Corporation (the "Company") will be held on Tuesday, March 17, 1998, at 10:00 a.m., Central Standard Time, at the Company's new facility located at 7601 Northland Drive, Brooklyn Park, MN 55428, or at any adjournments thereof (the "Special Meeting"), for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. In addition, Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Special Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Special Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will be mailed first to shareholders on or about February 20, 1998.

                                VOTING OF SHARES

         Only holders of Common Stock of record at the close of business on January 30, 1998 will be entitled to vote at the Special Meeting. On January 30, 1998, the Company had 32,998,443 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Special Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulative voting rights.

         The approval of each of the proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Special Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                      PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of January 30, 1998, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each Director of the Company, (c) by each "named executive officer" as defined in Item 402(a)(3) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended July 31, 1997, and (d) by all executive officers and Directors of the Company as a group.

                                                                 SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED (1)(2)
                                                             ------------------------------

                                                                                PERCENT OF
NAME                                                            AMOUNT           CLASS (3)
-----------------------------------------------------------     ------           ---------
Synthelabo................................................     3,602,253 (4)       9.8%
Whitney A. McFarlin.......................................       538,110 (5)       1.6%
Arnold A. Angeloni........................................        82,099 (6)         *
Dennis E. Evans...........................................       759,132 (7)       2.3%
Lyle D. Joyce, M.D., Ph.D.................................       294,632 (8)         *
Joseph C. Kiser, M.D......................................       392,033 (9)       1.2%
Donald D. Maurer..........................................        17,358 (10)        *
Glen Taylor...............................................       487,288 (11)      1.5%
T.V. Rao..................................................        57,250 (12)        *
Michael J. Kallok, Ph.D...................................        40,000 (13)        *
Gary L. Payment...........................................        94,300 (14)        *
Jennifer M. Marrone.......................................        29,750 (15)        *
All current Directors and executive officers as a
  group (15 persons)......................................     3,182,649 (16)      8.8%


--------------------------
*   Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3) Based on 32,998,443 shares of Common Stock outstanding as of January 30,
1998.

(4) Based on a Schedule 13D filed December 19, 1997. Includes 1,350,845 shares which may be acquired within 60 days upon the exercise of warrants. Synthelabo's principal address is 22 Avenue Galilee, 92350 Le Plessis Robinson, France.

(5) Includes 515,000 shares which may be acquired within 60 days upon the exercise of stock options.

(6) Includes 31,500 shares which may be acquired within 60 days upon the exercise of stock options.

(7) Includes 693,333 shares of Common Stock beneficially owned by Hanrow Financial Group Ltd. ("Hanrow Financial"). Hanrow Financial is the general partner of Hanrow Capital Fund and Hanrow Capital Fund III, which own 30,000 and 580,000 shares of Common Stock, respectively. Hanrow Financial is also an affiliate of Hanrow Business Finance, Inc., which owns 41,667 shares of Common Stock. Also includes 7,500 shares of Common Stock which may be acquired within 60 days upon the exercise of stock options owned by Mr. Evans. Mr. Evans, a Director of the Company, is the President and Chief Executive Officer of Hanrow Financial.

(8) Includes 98,500 shares held by the MTA Retirement Plan and Trust FBO Lyle D. Joyce, and 31,500 shares which may be acquired within 60 days upon the exercise of stock options.

(9) Includes 43,567 shares held by the MTA Retirement Plan and Trust FBO Joseph
C. Kiser and 46,500 shares which may be acquired within 60 days upon the exercise of stock options.

(10) Includes 3,767 shares which may be acquired within 60 days upon the exercise of stock options.

(11) Includes 75,000 shares which may be acquired within 60 days upon the exercise of warrants and 7,500 shares which may be acquired within 60 days upon the exercise of stock options.

(12) Includes 57,250 shares which may be acquired within 60 days upon the exercise of stock options.

(13) Includes 40,000 shares which may be acquired within 60 days upon the exercise of stock options.

(14) Includes 6,800 shares held by an individual retirement account in the name of Mr. Payment and 83,500 shares which may be acquired within 60 days upon the exercise of stock options.

(15) Includes 29,750 shares which may be acquired within 60 days upon the exercise of stock options.

(16) Includes 1,254,684 shares which may be acquired within 60 days upon the exercise of warrants and stock options. Also includes all shares beneficially owned by affiliates of officers and Directors.

                         PROPOSAL TO AMEND THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

INTRODUCTION

         Currently, the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") authorize the issuance of 50,000,000 shares of Common Stock. As of January 30, 1998, 32,998,443 shares of Common Stock were issued and outstanding and 11,555,828 shares were reserved for issuance upon the exercise of outstanding options and warrants and under the Amended and Restated Investment Agreement (the "Investment Agreement") between the Company and Synthelabo, a French societe anonyme (the "Investor").

         Accordingly, on January 22, 1998, if all outstanding options and warrants were exercised, and if the Company issued all of the shares of Common Stock reserved for issuance under the Investment Agreement, there would be 5,445,729 shares of Common Stock available for issuance by the Company.

AMENDMENT

         On January 22, 1998, the Board approved an increase in the authorized number of shares of Common Stock from 50,000,000 to 75,000,000 shares, subject to shareholder approval. If this amendment is approved by the Company's shareholders, 42,001,557 shares of Common Stock will be authorized and available for issuance or sale by the Company immediately after the Special Meeting (excluding shares reserved for issuance as set forth above).

PURPOSES OF PROPOSED AMENDMENT

         Under the Investment Agreement, the Company agreed to use its best efforts to cause an increase in the number of authorized but unissued shares of Common Stock. The Company entered into the Investment Agreement with the Investor on December 9, 1997 in connection with the Company's strategic relationship with ELA Medical, a French societe anonyme ("ELA") and indirect subsidiary of the Investor, to market a full line of sophisticated tachyarrhythmia and bradycardia products. Pursuant to the Investment Agreement, the Investor agreed to purchase up to $30 million of Common Stock, and the Company agreed to issue to the Investor warrants to purchase up to an additional $18 million of Common Stock. At the initial closing of the Investment Agreement, held on December 9, 1997, the Investor invested $15 million for 2,251,408 shares of Common Stock and a four-year warrant to purchase 1,350,845 shares of Common Stock for an aggregate exercise price of $9 million, with the number of shares subject to possible adjustments depending on the future market price of the Common Stock. Upon the achievement by the Company of certain milestones related to U.S. Food & Drug Administration approval of new implantable cardioverter defibrillator ("ICD") products and lead systems, the Investor will purchase up to an additional $15 million of Common Stock (in installments of $5 million) at a price equal to a premium of the then current market price formula with respect to the Common Stock. In connection with each installment of Common Stock purchased, the Investor will also receive additional warrants to purchase, at the applicable investment price, shares of Common Stock equal to 60% of the number of shares purchased.

         The Investment Agreement provides the Investor with certain preemptive rights, registration rights and anti-dilution protection and entitles the Investor to nominate one person to serve as a director of the Company. The Investor is also subject to certain standstill provisions that, among other things, limit the ability of the Investor to purchase Common Stock other than pursuant to the Investment Agreement, to solicit proxies or otherwise to seek to control the management of the Company for a period of time.

         Pursuant to the Investment Agreement, the Company agreed to use its best efforts to cause an increase in the number of authorized but unissued shares of Common Stock, including proposing an appropriate amendment to the Company's Restated Articles at a special meeting of the shareholders held within 120 days of the initial closing date of the Investment Agreement. In the event that, after using its best efforts, the Company is unable to obtain shareholder approval, (i) the Investor will have the right to purchase, in open-market transactions or otherwise, an aggregate amount of shares of Common Stock equal to the number of shares of Common Stock, and shares of Common Stock underlying the respective warrants, that the Investor would have had a right to purchase from the Company pursuant to such Investment Agreement, and (ii) the Investor's obligation to purchase shares of Common Stock and warrants (and its right pursuant to the preceding clause (i)) will expire six months after the date that the closing would otherwise have occurred but for the failure of the Company to have sufficient authorized shares of Common Stock.

         The Board also believes that it is necessary and desirable to increase the number of shares of Common Stock that the Company is authorized to issue to give the Board additional flexibility to raise equity capital, reserve additional shares for issuance under the Company's employee benefit plans and make acquisitions through the use of stock.

         Except as described above or as permitted or required by the Company's existing employee benefit plans, the Board has no definitive agreements or commitments to issue additional Common Stock for any of these purposes. The Company is, however, currently investigating various alternatives for raising additional capital, which include additional issuances of Common Stock or securities convertible or exercisable into Common Stock. In furtherance of its desire to raise additional capital, the Company has entered into an engagement letter with an investment banker to pursue these financing alternatives.

         The Board believes that the proposed increase in the authorized shares would make it unnecessary to hold a special shareholders' meeting in the future for the purpose of authorizing an increase in the authorized Common Stock should the Company decide to use its shares for one or more of such previously mentioned purposes. No additional action or authorization by the Company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation.

EFFECTS OF PROPOSED AMENDMENT

         Under the Company's Restated Articles, the Company's shareholders, other than Hanrow Financial and the Investor, do not have preemptive rights with respect to the Common Stock. Thus, should the Board elect to issue additional shares of Common Stock, existing shareholders, other than Hanrow Financial and the Investor, would not have any preferential rights to purchase such shares, and any such issuances could, therefore, have a dilutive effect on the shareholdings of current shareholders.

         The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile attempt to take over the Company, it might be possible for the Company to try to impede such an attempt by issuing shares of the Common Stock through a "private placement" to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The overall effect, therefore, could be to discourage unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board, to retain its position and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business.

         The Company also has certain other mechanisms in place that may have an anti-takeover effect. The Company's Restated Articles (i) authorize the Board of Directors, without any action by the shareholders, to establish the rights and preferences of up to 3,000,000 shares of undesignated preferred stock (of which 2,100,000 shares remain undesignated as of the date of this Proxy Statement) and
(ii) provide that the affirmative vote of at least two-thirds of the voting power of the shares entitled to vote is necessary in connection with a merger, consolidation or transfer of substantially all of the Company's assets. Moreover, in April 1996 the Board of Directors adopted a Shareholder Rights Plan (the "Rights Plan") designed to protect the Company and its shareholders from unsolicited attempts or inequitable offers to acquire the Company. Pursuant to the Rights Plan, each share of Common Stock now outstanding has, and each share of Common Stock to be issued in the future prior to the occurrence of certain events will have, attached to it one preferred stock purchase right. The Company has also entered into change in control agreements with its executive officers that provide for the payment of certain benefits to such executive officers upon the occurrence of a "change in control" of the Company.

         As previously stated, however, the only intended purpose of the proposed amendment is to increase the number of available shares of Common Stock in order to satisfy the Company's obligations under the Investment Agreement and to give the Board more flexibility in conducting normal business operations, and the proposal is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures.

PROPOSED RESOLUTION

         A resolution in substantially the following form will be submitted to the shareholders at the Special Meeting:

         "RESOLVED, that the Company's authorized shares of Common Stock be increased from 50,000,000 shares to 75,000,000 shares.

         RESOLVED FURTHER, that appropriate officers of the Company be, and the same are, hereby resolved, empowered and directed in the name on behalf of the Company to take such action and execute such documents as may be deemed necessary or desirable to carry out the intent and purpose of the foregoing resolution."

RECOMMENDATION OF THE BOARD

         The Board recommends a vote FOR approval of the amendment to Company's Restated Articles to increase the number of authorized shares of Common Stock. The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Special Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of such increase.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         It is anticipated that the next shareholders meeting will be held in May 1999. Shareholder proposals intended to be presented in the proxy materials relating to the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or about December 2, 1998.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Special Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Special Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                     By Order of the Board of Directors

                                     /s/ Whitney A. McFarlin

                                     Whitney A. McFarlin
                                     Chairman of the Board,
                                     President and Chief Executive Officer


February 20, 1998
Minneapolis, Minnesota

                               ANGEION CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints WHITNEY A. MCFARLIN and DAVID L. CHRISTOFFERSON, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Angeion Corporation held of record by the undersigned on January 30, 1998, at the Special Meeting of Shareholders to be held on March 17, 1998, or any adjournment thereof.

1. PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 50,000,000 TO 75,000,000.

           |_|    FOR           |_|    AGAINST           |_|    ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_____________, 1998

                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.